EXHIBIT 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

T MOBILE US, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.00001 par value per share	Other	10,100,000	$130.62(3)	$1,319,211,500.00	$0.00011020	$145,377.11

Equity	Common Stock, $0.00001 par value per share	Other	33,237,512	$130.62(3)	$4,341,317,629.88	$0.00011020	$478,413.20

Total Offering Amounts					$5,660,529,129.88		$623,790.31

Total Fee Offsets							—

Net Fee Due							$623,790.31

(1)

Represents (i) 10,100,000 additional shares of common stock, par value $0.00001 per share (“Common Stock”), of T-Mobile US, Inc. (the “Company”) that may be issued pursuant to the T-Mobile US, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”) and (ii) 33,237,512 shares of Common Stock that may be issued pursuant to the T-Mobile US, Inc. 2023 Incentive Award Plan (the “2023 Plan”), which includes (a) 24,000,000 shares of Common Stock reserved for issuance under the 2023 Plan plus (b) 9,237,512 shares of Common Stock that remained available for issuance under the Company’s 2013 Omnibus Incentive Plan, the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan, the Metro Communications, Inc. 2010 Equity Incentive Plan, the Amended and Restated Metro Communications, Inc. 2004 Equity Incentive Compensation Plan, the Layer3 TV, Inc. 2013 Stock Plan and the Sprint Corporation 2007 Omnibus Incentive Plan as of the effective date of the 2023 Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the ESPP or the 2023 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, the price per share is based on the average of the high and low prices per share of the Company’s Common Stock as reported on the NASDAQ Global Select Market on June 12, 2023.